Delek US Holdings Increases Regular Quarterly Dividend BRENTWOOD, Tenn., February 20, 2024 -- Delek US Holdings, Inc. (the “Company” or “Delek US”) announced that its Board of Directors has approved a $0.005 per share increase in the regular quarterly dividend to $0.245 per share, to be paid on March 8, 2024, to shareholders of record on March 1, 2024. About Delek US Holdings, Inc. Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, renewable fuels and convenience store retailing. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day. Pipeline assets include an ownership interest in the 650-mile Wink to Webster long-haul crude oil pipeline. The convenience store retail segment operates approximately 250 convenience stores in West Texas and New Mexico. The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries owned approximately 78.7% (including the general partner interest) of Delek Logistics Partners, LP at September 30, 2023. Safe Harbor Provisions Regarding Forward-Looking Statements This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning estimates, expectations or projections about future dividends, results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are "forward-looking statements," within the meaning of federal securities laws. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and investors are cautioned that risks described in the Company's filings with the United States Securities and Exchange Commission, among others, could cause actual performance or results to differ materially from those expressed in the statements. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur or that the Company becomes aware of after the date hereof, except as required by applicable law or regulation. Investor Relations and Media/Public Affairs Contact: Rosy Zuklic, Vice President of Investor Relations and Market Intelligence investor.relations@delekus.com; rosy.zuklic@delekus.com 615-767-4344 Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).